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                                                                     EXHIBIT 4.6

                             CERTIFICATE OF TRUST
                                      OF
                               LYONDELL TRUST I

     THIS CERTIFICATE OF TRUST of Lyondell Trust I (the "TRUST"), dated as of July 29, 1998, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code (S) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is Lyondell Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

               First Chicago Delaware Inc.,
               as Delaware Trustee

               By: /s/ Sandra L. Caruba
                  -------------------------
               Name:  Sandra L. Caruba
               Title: Vice President


               The First National Bank of Chicago,
               as Property Trustee

               By: /s/ Sandra L. Caruba
                  -------------------------
               Name:  Sandra L. Caruba
               Title: Vice President


               Kerry A. Galvin,
               as Regular Trustee

               By: /s/ Kerry A. Galvin
                  -------------------------



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